Exhibit 10.3

IP ASSIGNMENT AGREEMENT

For consideration received, and pursuant to Section 6.2(i) of the AGREEMENT AND PLAN OF MERGER executed on December 29, 2006 between Millennium Cell Inc. (“MCEL” or “Parent”), a Delaware corporation having an office at Industrial Way West, Eatontown, New Jersey 07724, M.C.E. Venture L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Parent (“Assignee”), and Gecko Energy Technologies, Inc., a Delaware corporation (the “Target”), Ronald J. Kelley and Steven D. Pratt (each, a “Selling Stockholder” and together, the “Selling Stockholders”) (Target and Selling Stockholders collectively referred to herein as “Assignor”), Assignor hereby sells, assigns and transfers to Assignee and its successors, assigns and legal representatives, Assignor’s entire right, title and interest in and to the following intellectual property:

(1) Gecko Know-How, Gecko Patent Rights, Integration Field Rights, Project Technology or Project Technology Rights as defined in the JOINT DEVELOPMENT AGREEMENT between Parent and Target dated February 15, 2006;

(2) Consultant Inventions and Jointly Owned Inventions as defined in the CONSULTING AGREEMENT dated December 15, 2005 between MCEL and Steven Pratt, as amended by Amendment No. 1 dated as of February 15, 2006;

(3) Consultant Inventions and Jointly Owned Inventions as defined in the CONSULTING AGREEMENT dated December 15, 2005 between MCEL and Ronald Kelley, as amended by Amendment No. 1 dated as of February 15, 2006;

(4) any and all trademarks, trademark applications, service marks, trade names, copyrights and licenses related to (1), (2), and (3) above (collectively referred to herein as “Assignor Intellectual Property”), and in and to any and all divisions, continuations and continuations-in-part of said Assignor Intellectual Property, and any and all Letters Patent in the United States and all foreign countries which may be granted therefore and thereon, and reissues, reexaminations and extensions of said Letters Patent, and all rights under the International Convention for the Protection of Industrial Property including all rights of priority, the same to be held and enjoyed by Assignor, for its own use and benefit and the use and benefit of its successors, legal representatives and assigns, to the full end of the term or terms for which Letters Patent may be granted and/or extended, as fully and entirely as the same would have been held and enjoyed by Assignor, had this sale and assignment not been made; and

(5) Assignor’s entire right, title, and interest in the LICENSE AGREEMENT between Motorola, Inc. and Gecko Energy Technologies, Inc. dated January 13, 2005 (“Motorola Agreement”) pursuant to paragraph 16 of the Motorola Agreement.

AND for the same consideration, Assignor represents and warrants to Assignee, its successors, legal representatives and assigns, that, at the time of execution and delivery of these presents, except for any rights, titles and/or interests that have arisen to Assignee under law or that have already been transferred to Assignee, Assignor is the sole and lawful owners of the entire right, title and interest in and to the Assignor’s Intellectual Property and Assignor’s interest in the Motorola Agreement, and that the same are unencumbered and that Assignor has good and full right and lawful authority to sell and convey the same in the manner herein set forth.

AND for the same consideration, Assignor hereby covenants and agrees to and with Assignee, its successors, legal representatives and assigns, that Assignor will sign all papers and documents, take all lawful oaths and do all acts necessary or required to be done for the transfer of Assignor’s interest in the Motorola Agreement and the procurement, maintenance, enforcement and defense of any Letters Patent and applications for Letters Patent included in Assignor’s Intellectual Property, without charge to Assignee, its successors, legal representatives and assigns, whenever counsel of Assignee, or counsel of its successors, legal representatives and assigns, shall advise; that any proceeding in connection with said inventions, or said Patent application for Letters Patent, or any proceeding in connection with any Letters Patent or applications for Letters Patent for said inventions in any country, including but not limited to interference proceedings, is lawful and desirable; or, that any division, continuation or continuation-in-part of any application for Letters Patent, or any reissue, reexamination or extension of any Letters Patent, to be obtained thereon, is lawful and desirable.

AND Assignor hereby requests the Commissioner of Patent and Trademarks to issue said Letters Patent of the United States to Assignee, as Assignee of said inventions and the Letters Patent to be issued thereon included in the Assignor’s Intellectual Property, for the sole use and benefit of Assignee, its successors, legal representatives and assigns.

/s/ Ronald J. Kelley
Gecko Energy Technologies, Inc.

Date: December 29, 2006

United States of America )
State of New Jersey) ss.:
County of Monmouth)

On this 29th day of December, 2006, before me personally came Ronald J. Kelley, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged execution of the same.

/s/ Alelli Torres
Notary Public

/s/ Ronald J. Kelley
Ronald J. Kelley

United States of America )
State of New Jersey) ss.:
County of Monmouth)

On this 29th day of December, 2006, before me personally came Ronald J. Kelley, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged execution of the same.

/s/ Alelli Torres
Notary Public

/s/ Steven D. Pratt
Steven D. Pratt

United States of America )
State of Wisconsin) ss.:
County of Bayfield)

On this 29th day of December, 2006, before me personally came Steven D. Pratt, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged execution of the same.

/s/ Susan Paffel
Notary Public